As filed with the Securities and Exchange Commission on
October 20, 1995
                                      Registration No. 33-_____
==================================================================

                               FORM S-8

       REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                      MOSINEE PAPER CORPORATION
       (Exact name of registrant as specified in its charter)

     WISCONSIN                                     39-0486870
(State or other jurisdiction of                 (I.R.S. Employer
incorporation or organization)                 Identification No.)

                       1244 KRONENWETTER DRIVE
                   MOSINEE, WISCONSIN  54455-9099
       (Address of principal executive offices)  (Zip Code)

                      MOSINEE PAPER CORPORATION
                  1994 EXECUTIVE STOCK OPTION PLAN
                      (Full title of the plan)

                          GARY P. PETERSON
                   SENIOR VICE PRESIDENT-FINANCE,
                      SECRETARY AND TREASURER
                     MOSINEE PAPER CORPORATION
                      1244 KRONENWETTER DRIVE
                   MOSINEE, WISCONSIN  54455-9099
                          (715) 693-4470

                            Copies to:
                      ARNOLD J. KIBURZ III
                   RUDER, WARE & MICHLER, S.C.
                          P.O. BOX 8050
                 WAUSAU, WISCONSIN  54402-8050
                         (715) 845-4336
   (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                  CALCULATION OF REGISTRATION FEE
==========================================================================================
                                                         Proposed
                                       Proposed          maximum
Title of securities  Amount to be  maximum offering  aggregate offering  Amount of
to be registered     registered     price per unit         price         registration fee
------------------------------------------------------------------------------------------
Common stock,          110,000      $      (1)        $     (1)            $929.31(2)
no par value           shares

==========================================================================================

(1) Estimated solely for purposes of calculating registration fee pursuant to Rule 457(h).
(2)  Calculated pursuant to Rule 457(h) as of October 19, 1995.

                             PART II

                   INFORMATION REQUIRED IN THE
                      REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed by Mosinee Paper Corporation ("Registrant") are incorporated by reference in and made a part of this Registration Statement by this reference except to the extent that any statement or information therein is modified, superseded or replaced by a statement or by information contained in any other subsequently filed document incorporated herein by reference:

     (1)    Annual report on Form 10-K for the year ended
            December 31, 1994.

     (2)    Descriptions of Registrant's common stock and related
            Preferred Share Purchase Rights in:

            (a)    Item 14, Form 10 dated September 24, 1965.

            (b)    Item 5 and Exhibit (99)(a), Description of
                   Common Stock, quarterly report on Form 10-Q for the period ended June 30, 1995.

            (c) Form 8-A as filed with the Commission on June 30, 1986.

            (d)    Amendment No. 1 to Form 8-A, as filed with the
                   Commission on Form 8 on February 28, 1991.

            (e) Any amendment or report, including a report on Form 10-K, Form 8-K or 10-Q, filed by the
                   Registrant for the purpose of updating the descriptions contained in the documents described in (a) through (d).

     (3) Subsequent to the date of filing of the documents described in (1) and (2), above, all documents filed by Registrant with the Commission pursuant to
            Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold.


ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.


ITEM 5.  INTERESTS OF NAMES EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Registrant is incorporated under the Wisconsin Business Corporation Law and pursuant to sections 180.0850 to 180.0859 of the Wisconsin statutes, subject to the limitations stated therein, is required to indemnify any director or officer against liability and reasonable expenses (including attorneys' fees) incurred by such person in the defense of any threatened, pending or completed civil, criminal, administrative or investigative action, suit or proceeding in which such person is made a party by reason of being or having been a director or officer of Registrant, unless liability was incurred because such person breached or failed to perform a duty owed to the Registrant which constituted (i) a willful failure to deal fairly with the Registrant or its shareholders in connection with a matter in which such person has a material conflict of interest; (ii) a violation of criminal law, unless such person had reasonable cause to believe his or her conduct was lawful or no reasonable cause to believe his or her conduct was unlawful; (iii) a transaction from which such person derived an improper personal profit; or (iv) willful misconduct. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights or indemnification to which a person may be entitled under the Registrant's articles of incorporation or bylaws, or any written agreement, vote of shareholders or disinterested directors, or otherwise.

     Section 180.0859 of the Wisconsin statutes provides that it is the public policy of the State of Wisconsin that such indemnification provisions apply, to the extent applicable to any other proceeding, to, among other things, the offer, sale or purchase of securities in any proceeding involving a state or federal statute.

     Article III, Section 14, of the Registrant's Bylaws essentially parallels the provisions of sections 180.0850 to
180.0859 of the Wisconsin statutes. The Bylaws extend coverage to directors or officers serving in a fiduciary or administrative capacity with respect to a Registrant-sponsored employee benefit plan and also set forth procedures to be followed in obtaining indemnification. Officers and directors of Registrant are also insured, subject to certain specified exclusions and deductible and maximum amounts, against loss from claims arising in connection with their acting in their respective offices, which include claims under the Securities Act of 1933, as amended.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.


ITEM 8.  EXHIBITS.

     (4) Instruments defining the rights of security holders, including debentures.

            (a) Restated Articles of Incorporation, as last amended April 26, 1995; incorporated by reference to Exhibit (3)(i) to quarterly report on Form 10-Q for the period ended June 30, 1995, Commission File No. 0-1732.

            (b) Restated Bylaws, as last amended April 16, 1992; incorporated by reference to Exhibit 3(b) to annual report on Form 10-K for the year ended December 31, 1992, pp. 54-89, Commission File No. 0-1732.

            (c) Preferred Share Rights Agreement as last amended June 26, 1986; incorporated by reference to Exhibit 4(a) to annual report on Form 10-K for the year ended December 31, 1993, pp. 54-147, Commission File No. 0-1732.

     (5)    Opinion re legality.

                   Opinion of Ruder, Ware & Michler, S.C.

     (23)   Consents of experts and counsel.

            (a)    Consent of Wipfli Ullrich Bertelson CPAs.

            (b) Consent of Ruder, Ware & Michler, S.C. is set forth in Exhibit (5).

     (24)   Power of Attorney

                   Powers of attorney are set forth under
                   "Signatures", page 7 of this Form S-8.

ITEM 9.  UNDERTAKINGS.

     (a)    The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                   (i)    To include any prospectus required by
                          Section 10(a)(3) of the securities Act
                          of 1933;

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.
                          Notwithstanding the foregoing, any
                          increase or decrease in volume of
                          securities offered (if the total dollar
                          value of securities offered would not
                          exceed that which was registered) and
                          any deviation from the low or high end
                          of the estimated maximum offering range
                          may be reflected in the form of
                          prospectus filed with the Commission
                          pursuant to Rule 424(b) if, in the
                          aggregate, the changes in volume and
                          price represent no more than a 20%
                          change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                   provided, however, that paragraphs (a)(i) and
                   (a)(ii) do not apply if the information
                   required to be included in a post-effective amendment by those paragraphs is contained in the periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or
      paid by a director, officer, or controlling person of the
Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                         SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mosinee, State of Wisconsin, on October 19, 1995.

                              MOSINEE PAPER CORPORATION



                              By:  GARY P. PETERSON
                                 Gary P. Peterson
                                 Senior Vice President - Finance,
                                 Secretary and Treasurer
                                 (on behalf of Registrant and
                                 as Principal Financial Officer
                                 and Principal Accounting Officer)

                            SIGNATURES


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Daniel R. Olvey and Gary P. Peterson, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Form S-8 Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing required and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on October 19, 1995 by the following persons in the capacities indicated.



SAN W. ORR, JR.               DANIEL R. OLVEY
San W. Orr, Jr.               Daniel R. Olvey
Chairman of the Board         President and Chief Executive
                              Officer and a Director
                              (Principal Executive Officer)


RICHARD L. RADT               WALTER ALEXANDER
Richard L. Radt               Walter Alexander
Vice Chairman                 Director



RICHARD G. JACOBUS            HARRY R. BAKER
Richard G. Jacobus            Harry R. Baker
Director                      Director